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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 8 to Form S-1 of our report dated April 19, 2004, except for Note 13 which is as of July 16, 2004, relating to the financial statements and financial statement schedule of Lindows, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
August 11, 2004